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                                                                    EXHIBIT 99.2

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NEWS                                                     FOR FURTHER INFORMATION

FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE


                             FOREST OIL CORPORATION
                          ANNOUNCES OPERATIONAL RESULTS

DENVER, COLORADO - FEBRUARY 14, 2001 - - Forest Oil Corporation (NYSE:FST) (Forest) today announced results and upcoming projects for North American and International operations. During the fourth quarter of 2000, daily production averaged 507 mmcfe (million cubic feet equivalent of natural gas), up 133% from 218 mmcfe for the same period in 1999. In the fourth quarter of 2000 Forest drilled and completed 29 successful wells. For year 2000 Forest drilled a total of 123 wells achieving a 77% success rate with 35% of the budget dedicated to exploratory activity and 60% to development.

In 2001 we expect to drill a total of 91 exploratory wells utilizing approximately 52% of our capital budget. The remaining 48% will be dedicated to development activity. Approximately 75% of our activity in 2001 will be operated with the largest portion taking place in the Gulf of Mexico.

GULF OF MEXICO

In the fourth quarter we drilled and completed 6 wells in the Gulf of Mexico, and is currently active on a total of 12 wells of which 5 are operated and 7 non operated. In 2001 we expect to drill approximately 37 exploratory and 7 development wells in the Gulf of Mexico. Highlights are as follows:

- EAST BREAKS 421 (50% WORKING INTEREST)

The "Lost Ark" prospect discovery on East Breaks Block 421 was announced on February 9, 2001. The OCS-G-17255 1 well, located in 2,700 feet of water, was drilled to a total depth of 7,770 feet md/tvd and encountered a gross gas pay section from 6,695 feet to 6,805 feet,
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with high porosity and permeability. Operations have commenced on a second well in an adjoining reservoir in East Breaks Block 464. A similar prospect exists in the adjoining Block 465. Current plans are to develop the discovery using a subsea completion, which would be tied back to an existing host platform.

- HIGH ISLAND 116 (100% WORKING INTEREST)

The #4 well was placed on production in late January and tested at a rate of approximately 38 mmcfe/d. This is the third consecutive successful well to drill and produce in the deep Miocene section below the original shallow field pays bringing the total field production to between 80 and 100 mmcfe/d gross. Forest will spud a prospect similar to the #4 well in third quarter of 2001.

- BRAZOS 491 (45.5% WORKING INTEREST)

The A-3 well was drilled to a total depth of 9,680 feet and encountered five pay intervals. The well was completed in January and is currently producing at a gross rate of approximately 4.0 mmcfe/d.

- EUGENE ISLAND 292 (45% WORKING INTEREST)

The third well (B-12) of a four well program was completed in December and is currently producing approximately 14 mmcfe/d. The fourth well (D-9) has been drilled and is currently being completed in the lowest of three pay intervals. Initial production is expected before the end of the first quarter.

- EUGENE ISLAND 53 (100% WORKING INTEREST)

The #15 well is currently undergoing completion operations and is expected to come on line before the end of the first quarter. This is the fifth successful well in the deep Miocene section of the field.

- HIGH ISLAND 132 (75% WORKING INTEREST)

The # 1 well has been drilled to a total depth of 17,070 feet and logged pay in multiple sands. The well is expected to be completed and on production late in the third quarter of this year.

GULF COAST ONSHORE

In 2001 Forest plans to drill approximately 10 operated wells with 2 located in the Katy Field, 5 in McAllen Field and 3 in South Louisiana. The program will be evenly distributed between exploration and development.

WESTERN REGION

In the fourth quarter Forest drilled and completed 3 wells. The focus for the Western Business unit in 2001 will be the Green River Basin and West Texas. We plan to drill 23 wells in total with 13 being exploratory and 10 development. Highlights are as follows:

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- JONAH FIELD - GREEN RIVER BASIN, WYOMING (64% WORKING INTEREST)

The Elm #23-12 logged 410 feet of net pay and will be completed with eight fracture stimulations, which began in January 2001. Three wells completed earlier this year, Elm #23-13, Elm #23-14 and Elm #23-22, are producing at a combined gross rate of approximately 19 mmcf/d.

ALASKA

The Cook Inlet of Alaska will be the primary area of activity in 2001 for this business unit. Plans are to drill 8 development and 5 exploratory wells. Exploratory activity will take place on the Redoubt Shoal project and development activity will be primarily in McArthur River Field. Current highlights are as follows:

- REDOUBT   (100% WORKING INTEREST)

The Redoubt Unit #1 well has been drilled to a total depth of 15,232' md. Forest is currently in the process of logging and testing the well. It is anticipated that within the next 7 days Forest will have fully evaluated the well.

- WEST MCARTHUR RIVER FIELD  (100% WORKING INTEREST)

The West McArthur River Unit #7 well is currently drilling and is expected to log late in the first quarter.

CANADA

In the fourth quarter the company drilled and completed 8 successful wells in this business unit. The primary areas of activity in 2001 will be in the Northwest Territories and the Foothills with plans to drill 19 exploratory and 6 development wells. Highlights are as follows:

NORTHWEST TERRITORIES

- NAHANNI (SOUR GAS) (50% WORKING INTEREST)

The Liard C-31 well is currently being sidetracked to the Nahanni objective section. The well is expected to reach total depth in March.

- MATTSON (SWEET GAS) (33.3% WORKING INTEREST)

The Liard N-01 well drilled this winter had a cumulative gross flow rate on drill stem tests of 49.7 mmcf/d of sweet gas from three zones in the Mattson formation. Production is expected to commence in the second quarter of 2001after regulatory approval is obtained to tie the well into an existing pipeline.

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THE FOOTHILLS

- NARRAWAY (50% WORKING INTEREST)

Three gas wells that were drilled in 2000 have been placed on production at a combined rate of 3.0 mmcf/d. A fourth well is currently drilling close to total depth.

- CUTPICK (40% WORKING INTEREST)

The Company is currently drilling the seventh and eighth wells on this prospect, following 100% success on the first 6 wells drilled. Combined flow rates from the 6 wells completed and tested so far is a gross rate of 31 mmcf/d. Current plans are to drill a total of 6 wells this year.

Construction of a 23-mile pipeline and a 40 mmcf/d gas processing facility has been completed and 4 wells are currently producing at a gross rate of 20 - 22 mmcf/d. By the end of March it is expected that the two remaining wells will be tied in and producing.

- WATERTON (40% WORKING INTEREST)

Forest and its partner Shell Canada have now acquired 205 square miles of 3D seismic data. Processing and interpretation of this data will be completed in March. Two locations are awaiting regulatory approval with the expectation that the first well will commence drilling in May 2001.

INTERNATIONAL

- SOUTH AFRICA IBHUBEZI (70% WORKING INTEREST)

Forest drilled the A-V1 to a total depth of 3714m. A-V1 is the second well of the 4 well program in the Ibhubezi 3D area after the successful test at A-K2 in November which tested at a gross rate of 30 mmcf/d. Two gas zones have been logged and are similar in quality to sands found in the AK-1 and AK-2 wells. The A-V1 well successfully targeted 3D seismic amplitudes within the same reservoirs that are structurally lower and stratigraphically separated from the productive sands in the A-K1 and A-K2 wells. The well is currently being temporarily suspended, and the rig will move to the A-W1 location, a 7 km stepout from the A-V1 well.

- ALBANIA (30% WORKING INTEREST)

The Shpiragu-1 has set intermediate casing at 2,400 meters and is currently drilling ahead toward a programmed total depth of 4,730 meters. The well is projected to be at total depth in June 2001.

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EARNINGS RELEASE AND TELECONFERENCE CALL

Forest Oil Corporation will release year end results Wednesday, February 14, 2001, after the close of business. Company's management will hold a teleconference call on Thursday, February 15, 2001 at 11:00 a.m. Eastern Standard Time to review the year end 2000 results. If you would like to participate, please call toll-free 888/781-5307 (for U.S./Canada) and 706/634-0611 (for International) and request the Forest Oil teleconference.

A replay will be available from Thursday, February 15th through Friday, February 23rd. You may access the replay by dialing toll free 800/642-1687 (for U.S./Canada) and 706/645-9291 (for International), reservation #566122. Please note that the reservation number is not needed to access the teleconference, only the replay.

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FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Forest believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in the Forest's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC).

Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas, Alaska and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.

February 14, 2001

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